As filed with the Securities and Exchange Commission
                           on April 3, 1998

                            Registration No.  333-________


                  SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C.

                         --------------------

                               Form S-8
                        REGISTRATION STATEMENT
                                 Under
                      The Securities Act of 1933

                         --------------------



                     BANYAN STRATEGIC REALTY TRUST
        ------------------------------------------------------
        (Exact name of registrant as specified in its charter)



           Massachusetts                        36-3375345
      (State or other jurisdiction of        (I.R.S. Employee
     Incorporation or organization)          Identification No.)


                        150 South Wacker Drive
                       Chicago, Illinois  60606
                            (312) 553-9800
(Address including zip code, and telephone number, including area code, of registrant's principal executive offices)



                     BANYAN STRATEGIC REALTY TRUST
                 1997 OMNIBUS STOCK AND INCENTIVE PLAN
                         (Full Title of Plan)


                           LEONARD G. LEVINE
                     BANYAN STRATEGIC REALTY TRUST

                        150 South Wacker Drive
                       Chicago, Illinois  60606
                            (312) 553-9800
     (Name and address, including zip code, and telephone number, including area code, of agents for service)


                         --------------------


                            With a Copy to:
                        MICHAEL J. CHOATE, ESQ.
                        SHEFSKY & FROELICH LTD.
                 444 North Michigan Avenue, Suite 2500
                        Chicago, Illinois 60611
                            (312) 527-4000


   Approximate date of commencement of proposed sale to the public:
     As soon as practicable after this Registration Statement has become effective.

                                      CALCULATION OF REGISTRATION FEE

                                                                                       PROPOSED
TITLE OF EACH CLASS                                             PROPOSED MAXIMUM        MAXIMUM
  OF SECURITIES TO         AMOUNT TO       OFFERING PRICE      AGGREGATE OFFERING    REGISTRATION
   BE REGISTERED         BE REGISTERED        PER SHARE             PRICE (2)         FEE (2)(3)
------------------       -------------     ---------------     ------------------    ------------
Shares of Beneficial
 Interest, no par
 value (1)(2)              1,000,000           $5.94               $5,940,000          $1752.30

TOTAL                      1,000,000           $5.94               $5,940,000          $1752.30

--------------------


(1) Represents shares of beneficial interest which are issuable pursuant to the exercise of options granted under the Company's 1997 Omnibus Stock and Incentive Plan.

(2) The Registration Statement also relates to an additional indeterminate number of shares of beneficial interest of the Company as may be issued upon the antidilution provisions contained in the Company's 1997 Omnibus
Stock and Incentive Plan.

(3) Pursuant to Rule 457(c), the fee is calculated on the basis of the average of the bid and ask prices on
April 1, 1998 on the Nasdaq National Market for Shares of beneficial interest.


                           TABLE OF CONTENTS



                                                              Page
                                                              ----


I.   INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

     Item 1. Plan Information . . . . . . . . . . . . . . . .    1

     Item 2. Registrant Information and
             Employee Annual Information. . . . . . . . . . .    1


II.  INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

     Item 3. Incorporation of Documents by Reference. . . . .    1

     Item 4. Description of Securities. . . . . . . . . . . .    2

     Item 5. Interest of Name Experts and Counsel . . . . . .    2

     Item 6. Indemnification of Directors and Officers. . . .    2

     Item 7. Exemption from Registration Claimed. . . . . . .    3

     Item 8. Exhibits . . . . . . . . . . . . . . . . . . . .    3

     Item 9. Undertakings . . . . . . . . . . . . . . . . . .    3

                                PART I


Item 1.  Plan Information

     Information required by Part I of Form S-8 to be contained in a
Section 10(a) Prospectus is omitted from the Registration Statement in accordance with Rule 428 under the Securities Act of 1933 (the "Securities Act").


Item 2.  Registrant Information and Employee Annual Information

     The documents set forth in Item 3 of Part II of this Registration Statement are incorporated by reference in the Section 10(a) Prospectus and along with copies of the Banyan Strategic Realty Trust 1997 Omnibus Stock and Incentive Plan (the "Plan") and are available without charge, upon written or oral request from the Registrant. Requests should be directed to Robert G. Higgins, Vice President, Secretary and General Counsel, 150 South Wacker Drive, Chicago, Illinois 60606, (312-553-9800).



                                PART II

Item 3.  Incorporation of Documents by Reference

     The following documents filed with the Securities and Exchange Commission by the Registrant are hereby incorporated by reference in this Registration Statement and made a part thereof as of their respective filing dates:

     1. The Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1997.

     2. The Registrant's 1997 Omnibus Stock and Incentive Plan which is included as Annex C to the Registrant's definitive Proxy Statement filed June 10, 1997 with respect to the Annual Meeting held July 8, 1997.

     3. The description of the Registrant's Shares of Beneficial Interest which is contained in the Registrant's Registration Statement on Form 8-A dated September 22, 1987 filed with the Securities and Exchange Commission pursuant to Section 12(g) of the Securities Exchange Act of 1934, including any amendments or reports filed for the purpose of updating the description.

     4. All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment to the Registration Statement which indicates that all of the shares of beneficial interest offered have been sold or which deregisters all of the shares then remaining unsold, shall be deemed to be incorporated by reference in the Registration Statement and to be a part hereof from the date of filing of those documents.

     Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes this statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.  Description of Securities

     Not Applicable


Item 5.  Interest of Named Experts and Counsel

     Not Applicable


Item 6.  Indemnification of Directors and Officers

     Article VIII, Section 8.4 of the Registrant's Declaration of Trust requires the Registrant to indemnify and hold harmless any person made a party to any action, suit or proceeding or against whom a claim or liability is asserted by reason of the fact that he, his testator or intestate was or is a Trustee, Advisor, officer, employee or other agent acting on behalf of the Registrant against any losses, judgments, liabilities, expenses and amounts paid in settlement of any claims sustained by them in connection with the Registrant, provided that: (i) the person has determined, in good faith, that the course of conduct which caused the loss or liability was in the best interest of the Registrant;
(ii) the liability or loss was not the result of the person's negligence or misconduct; and (iii) the indemnification or agreement to hold harmless is recoverable only out of the assets of the Registrant and not from the shareholders. Indemnification will not be allowed for any liability imposed by judgment, and costs associated therewith, including attorneys' fees, arising from or out of a violation of state or federal securities laws; provided, however, that indemnification for losses, liabilities, settlements and related expenses of lawsuits alleging securities law violations may be permitted if: (a) a court approves the settlement and finds that indemnification of the settlement and related costs should be made; or (b) there has been a dismissal with prejudice or a successful adjudication on the merits of each count involving alleged securities law violations as to the particular indemnitee. Any person seeking indemnification must apprise the court of the position of the Securities and Exchange Commission (the "Commission") and the Massachusetts Securities Division with respect to indemnification for securities law violations, before seeking court approval for indemnification. The Registrant may not advance funds to any person for legal expenses and other costs incurred as a result of any legal action initiated against such person by a shareholder of the Registrant. The Registrant may advance funds to a person for legal expenses and other costs incurred as the result of a legal action if the following three conditions are satisfied: (i) the legal action relates to the performance of duties or services by such person on behalf of the Registrant; (ii) the legal action is initiated by a third party who is not a shareholder of the Registrant; and (iii) such person agrees in writing to repay the advanced funds to the Registrant if it is ultimately determined that he is not entitled to indemnification by the Registrant as authorized herein. The rights accruing to any person under these provisions shall not exclude any other right to which he may be lawfully entitled, nor shall anything contained herein restrict such right of a Trustee to contribution as may be available under applicable law. The Registrant has the power to purchase and maintain liability insurance on behalf of any person entitled to indemnity hereunder, including the Trustees, but the Registrant may not incur the cost of that portion of liability insurance which insures any party against any liability for which he could not be indemnified under the Registrant's Declaration of Trust.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended and the rules and regulations thereunder (the "Act") may be permitted for trustees, officers and controlling persons of the Registrant pursuant to the foregoing, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a trustee, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such trustee, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.


Item 7.  Exemption from Registration Claimed

     Not Applicable


Item 8.  Exhibits

     The Exhibits to this Registration Statement are listed in the Exhibit Index on Page 7 of this Registration Statement, which Index is incorporated herein by reference. The Registrant hereby undertakes to submit the Plan and any amendments thereto to the Internal Revenue Service (the "IRS") in a timely manner and will make all changes required by the IRS in order to qualify the Plan.


Item 9.  Undertakings

     (a)   The undersigned Registrant hereby undertakes:

           (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement: (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended; (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

           (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of the securities at that time shall be deemed to be the initial bona fide offering thereof; and

           (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                              SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, State of Illinois on the 3rd day of April, 1998.


                            BANYAN STRATEGIC REALTY TRUST

                            By:  /s/  Leonard G. Levine
                                 ------------------------------
                                 Leonard G. Levine
                                 President



                           POWER OF ATTORNEY


     We, the undersigned, do hereby severally constitute and appoint Leonard G. Levine and Robert G. Higgins, and each or either of them, our true and lawful attorneys and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments or post-effective amendments to this Registration Statement (including post-effective amendments) and to file the same with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys and agents, and each or either of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys and agents, and each of them, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.


     Signature              Title                 Date
     ---------              -----                 ----

/s/  Leonard G. Levine      President             April 3, 1998
Leonard G. Levine           (Principal Executive
                            Officer)


/s/  Joel L. Teglia         Vice President and    April 3, 1998
Joel L. Teglia              Chief Financial
                            Officer


/s/  Walter E. Auch, Sr.    Trustee               April 3, 1998
Walter E. Auch, Sr.


/s/  Norman M. Gold         Trustee               April 3, 1998
Norman M. Gold


/s/  Marvin A. Sotoloff     Trustee               April 3, 1998
Marvin A. Sotoloff

                             EXHIBIT INDEX
                             -------------



Exhibit
No.        Description of Exhibit
-------    ----------------------

4.1 Banyan Strategic Realty Trust 1997 Omnibus Stock and Incentive Plan (incorporated by reference to Annex C to the Registrant's definitive Proxy Statement filed June 10, 1997 with respect to the Annual Meeting held July 8, 1997)

4.2 Amendment to Banyan Strategic Realty Trust 1997 Omnibus Stock and Incentive Plan

5          Opinion of Peabody & Brown

23.1       Consent of Ernst & Young LLP

23.2 Consent of Peabody & Brown (included in the opinion filed as Exhibit 5 to this Registration Statement)

24 Power of Attorney (included on the signature page for this Registration Statement)